Exhibit 5.1
Fleming PLLC
30 WALL STREET 8th FLOOR NEW YORK NEW YORK 10005
TEL 516 833 5034 FAX 516 977 1209 WWW.FLEMINGPLLC.COM

May 22, 2024

Sadot Group Inc.
295 E. Renfro Street, Suite 209
Fort Worth, Texas 76107

Ladies and Gentlemen:

We have acted as counsel to Sadot Group Inc., a Nevada corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on or about May 23, 2024. The Registration Statement relates to registration under the Securities Act of 1933, as amended (the “Act”), by the Company of 5,175,909 shares (the “Additional Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), reserved for issuance pursuant to the Sadot Group Inc. 2024 Equity Incentive Plan (the “2024 Plan”), and (ii) 3,860,719 shares of Common Stock hat have been acquired or may be acquired in the future by certain employees, directors and consultants of the Company pursuant to the 2024 Plan, the 2021 Equity Incentive Plan (the “2021 Plan”), the 2023 Equity Incentive Plan (the “2023 Plan” and collectively with the 2024 Plan and the 2021 Plan, the “Incentive Plans”) or that were issued by the Company outside of an incentive plan prior to the Company listing on The Nasdaq Capital Market (the “Reoffer Shares”). We refer in this opinion letter to the Additional Shares and the Reoffer Shares collectively as the “Shares.”

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with our opinion expressed below, we have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares that have been issued or that will be issued by the Company under and in accordance with the terms of the Incentive Plans or such stand alone arrangement, when sold in accordance with the terms of the Incentive Plans or such stand alone arrangement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Nevada Revised Statutes. We do not express any opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fleming PLLC